ARTICLES OF INCORPORATION

Article I. Name
---------------
The name of this Florida corporation is:
Focus Financial Group, Inc.



Article II. Address
-------------------
The Corporation's mailing address is:
Focus Financial Group, Inc.
22154 Martella Avenue
Boca Raton FL 33433

Article III. Registered Agent
-----------------------------
The name and address of the Corporation's registered agent is:
Shelley S. Williams
22154 Martella Avenue
Boca Raton FL 33433


Article IV. Board of Directors
------------------------------
The name of each member of the Corporation's Board of Directors is:
Shelley S. Williams

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.





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Article V. Capital Stock
------------------------
The Corporation shall have the authority to issue 10,000,000 shares of common stock, par value $.0001 per share.




Article VI. Incorporator
------------------------
The name and address of the incorporator is:
Sean King
8000 North Federal Highway
Boca Raton FL 33487

Article VII. Corporate Existence
--------------------------------
These Articles of Incorporation shall become effective and the corporate existence will begin on November 18, 1999.


The undersigned incorporator executed these Articles of Incorporation on November 19, 1999.


/s/ SEAN KING
-------------------------------
SEAN KING
by T. Hardy as attorney-in-fact


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CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE



CORPORATION:
------------
Focus Financial Group, Inc.


REGISTERED AGENT/OFFICE:
------------------------
Shelley S. Williams
22154 Martella Avenue
Boca Raton FL 33433



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/ SHELLEY S. WILLIAMS
-------------------------------
SHELLEY S. WILLIAMS
by T. Hardy as attorney-in-fact


Date:   November 19, 1999




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ARTICLES OF AMENDMENT

Artice I. Name
--------------
The name of this Florida corporation is:
Focus Financial Group, Inc.

Article II. Amendment
---------------------
The Articles of Incorporation of the Corporation are amended as follows:
Article V of the Articles of Incorporation reads:

The Corporation shall have the authority to issue 10,000,000 shares of common stock, par value $.0001 per share.

Article V is hereby amended to read:

The Corporation shall have the authority to issue 10,000,000 shares of common stock, par value $.00l per share.




Article III. Date Amendment Adopted
----------------------------------
The amendment set forth in these Articles of Amendment was adopted on November 29, 1999.

Article IV. Shareholder Approval of Amendment
---------------------------------------------
The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Focus Financial Group, Inc.



By: /s/ Shelly S. Williams
-----------------------------
Name:  Shelly S. Williams
-----------------------------
Title: President
-----------------------------
Date: 11/29/99
Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686